EXHIBIT 99.1

GEE Group Announces Results for the Fiscal 2022 Full Year and Fourth Quarter

Jacksonville, FL, December 20, 2022/ Accesswire – GEE Group Inc. (NYSE American: JOB) together with its subsidiaries (collectively referred to as the “Company” or “GEE Group”), a provider of professional staffing services and human resource solutions, today announced consolidated results for the fiscal year and fourth quarter ended September 30, 2022.  All amounts presented herein are consolidated or derived from consolidated amounts, and are rounded and represent approximations, accordingly.

Fiscal 2022 Full Year and Q4 Highlights

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Revenues for the fiscal year ended September 30, 2022, were $165.1 million, up $16.2 million, or 11%, compared with fiscal 2021 revenues of $148.9 million. Revenues for each of the fourth quarters ended September 30, 2022 and 2021, were $41.5 million.

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Gross profit and gross margin for the fiscal year ended September 30, 2022 were $61.7 million and 37.4% respectively, up $9.1 million or 17%, and up 2.1 basis points respectively, compared with fiscal 2021 gross profit and gross margin of $52.5 million and 35.3%, respectively. Gross profit and gross margin for the fourth quarter of fiscal 2022 were $15.1 million and 36.3%, respectively, compared with $15.2 million and 36.7% for the fourth quarter of fiscal 2021.

•

Net income for the fiscal year ended September 30, 2022 was $19.6 million, or $0.17 per diluted share, up $19.6 million and $0.17 per diluted share, compared with near breakeven net income and diluted per share amounts for fiscal 2021. The Company reported a net loss for the fourth quarter of fiscal 2022 of $0.8 million, or $0.01 per diluted share, down $3.8 million, or $0.04 per diluted share, as compared with net income of $3.0 million, or $0.03 per diluted share, for the fourth quarter of fiscal 2021.

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Adjusted net income (a non-GAAP financial measure) for the fiscal year ended September 30, 2022 was $7.7 million, or $0.07 per diluted share, up $5.8 million as compared with adjusted net income of $1.9 million, or $0.03 per diluted share for fiscal 2021. The Company had an adjusted net loss (a non-GAAP financial measure) for the fourth quarter of fiscal 2022 of $0.4 million, or $0.00 per diluted share, as compared with adjusted net income of $2.0 million, or $0.02 per diluted share, reported for the fourth quarter of fiscal 2021.

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Adjusted EBITDA (a non-GAAP financial measure) for the fiscal year ended September 30, 2022 was $12.5 million as compared with $12.3 million for fiscal 2021. Adjusted EBITDA for the fourth quarter of fiscal 2022 was $1.0 million, as compared with $3.6 million for the fourth quarter of fiscal 2021.

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Free cash flow (a non-GAAP financial measure) for the fiscal year ended September 30, 2022 was $8.9 million, up significantly as compared with $0.2 million for the fiscal 2021 full year. Free cash flow for fiscal 2022 was reduced by payment of the first of two installments of FICA taxes of $1.8 million that were deferred under the CARES Act and a $1.0 million payment to settle an isolated legal matter.

•

As of September 30, 2022, cash balance of $18.8 million, borrowing availability on bank ABL of $15.4 million, net working capital of $26.6 million, current ratio of 2.7, shareholders’ equity of $101.0 million and zero long term debt.

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Net book value per share and net tangible book value per share of $0.88 and $0.25, respectively, as of September 30, 2022. Net book value per share up $0.17 and net tangible book value per share up $0.23 as compared with $0.71 and $0.02 as of September 30, 2021.

Discussion of Fiscal 2022 Full Year and Fourth Quarter Results

Revenues for the fiscal year ended September 30, 2022 were $165.1 million, up $16.2 million, or 11%, compared with $148.9 million for the fiscal year ended September 30, 2021. Contract staffing services revenues were $138.5 million, up $8.7 million, or 7%, and comprised 84% of fiscal 2022 revenues, compared with $129.8 million, which comprised 87% of fiscal 2021 revenues. The increases in total contract and direct placement staffing services revenues for the fiscal year ended September 30, 2022 were primarily attributable to increased demand in our professional contract services markets as the negative effects of COVID-19 continued to lessen.  In addition, volatility experienced in the U.S. economy and workforce in 2022 tended to create opportunities and demand, particularly in the professional contract and direct hire services markets.

Revenues for each of the fiscal fourth quarters ended September 30, 2022 and 2021 were $41.5 million. Contract staffing services revenues for each fiscal fourth quarter were $35.0 million and comprised 84% of fiscal 2022 and 2021 fourth quarter revenues.  Direct placement services revenues for each were $6.5 million and comprised 16% of fiscal 2022 and 2021 fourth quarter revenues.

Professional services revenues, including contract and direct hire placement services, for the fiscal year ended September 30, 2022 were $149.2 million, up $17.7 million, or 13%, compared with $131.5 million for the fiscal year ended September 30, 2021.  Professional services revenues include contract staffing and permanent placements in the information technology, engineering, healthcare, finance, accounting and office specialties, and comprised 90% of fiscal 2022 revenues, and 88% of fiscal 2021 revenues. Professional services revenues for the fourth quarter of fiscal 2022 were $37.5 million, up $0.5 million, or 1%, and comprised 90% of fourth quarter of fiscal 2022 revenues, compared with $37.0 million which comprised 89% of fourth quarter fiscal 2021 revenues.

Professional contract services only revenues for the fiscal year ended September 30, 2022 were $122.6 million, up $10.1 million, or 9%, and comprised 82% of all professional services revenues, compared with $112.5 million which comprised 85% of all professional services revenues for the fiscal year ended September 30, 2021.  Professional contract services only revenues for the fourth quarter of fiscal 2022 were $31.0 million, up $0.5 million, or 2%, and comprised 83% of all professional services revenues, compared with $30.5 million which comprised 82% of all professional services revenues for the fourth quarter of fiscal 2021.

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Direct hire placement services revenues, all of which are in professional services, for the fiscal year ended September 30, 2022 were $26.6 million, up $7.5 million, or 39%, and comprised 18% of all fiscal 2022 professional services revenues, compared with $19.1 million which comprised 15% of all fiscal 2021 professional service revenues.  Direct placement services revenues for both the fiscal 2022 and 2021 fourth quarters were $6.5 million and comprised 17% of all professional services revenues for the fourth quarter of fiscal 2022, and 18% of all professional services revenues for the fourth quarter of fiscal 2021.

The large increase in direct hire revenues in fiscal 2022, compared with fiscal 2021, was driven by several factors including volatility and shortages in the labor markets which created a stronger demand environment, particularly for highly skilled personnel. This appears to have been a motivating factor for businesses to fill open positions with permanent employees, rather than contract employees. Also, the growing proportion of remote workers in the workforce appears to be motivating some employers to favor permanent hires over contractors so that they may maintain direct access and control for purposes of security over their networks and other assets. GEE Group has been successful in meeting the increased demand for permanent placements and growing direct hire revenues across its information technology, finance, accounting and office support verticals utilizing highly skilled personnel and through aggressive hiring of experienced talent from within the recruitment industry.

Industrial staffing services revenues were $15.9 million for the fiscal year ended September 30, 2022, down $1.4 million, or 8%, as compared with $17.3 million for fiscal 2021. Industrial staffing services revenues were $4.0 million for the fourth quarter of fiscal 2022, down $0.4 million, or 9%, as compared with $4.4 million for the fourth quarter of fiscal 2021. The year over year declines were mainly attributable to conditions associated with COVID-19 variants in the earlier portion of the fiscal year, which caused disruptions in the industrial markets we serve and a decrease in demand.

Our overall gross margin (including direct hire placement services, which have a 100% gross margin) for the fiscal year ended September 30, 2022 was 37.4%, up 2.1 percentage points, or 210 basis points, as compared with 35.3% for fiscal 2021.  Our overall gross margin for the fourth quarter of fiscal 2022 was 36.3%, down 0.4 percentage points, or 40 basis points, as compared with 36.7%, for the fourth quarter of fiscal 2021.  Our combined professional services gross margin (excluding light industrial contract services) for the fiscal year ended September 30, 2022 was 39.7%, up 2.7 percentage points, or 270 basis points, as compared with 37.0% for fiscal 2021. Our combined professional services gross margin for the fourth quarter of fiscal 2022 was 38.6%, down 0.9 percentage points, or 90 basis points, as compared with 39.5% for the fourth quarter of fiscal 2021. Improvements in the Company’s combined gross profit margins for fiscal 2022 were largely due to the significant increases in and resulting higher mix of higher margin professional services contract services and direct hire revenues.

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Our professional contract staffing services gross margin (excluding direct hire placement services and industrial contract staffing services) for the fiscal year ended September 30, 2022 was 26.6%, up 0.3 percentage points, or 30 basis points, as compared with 26.3% for fiscal 2021. Our combined professional contract staffing services gross margin for the fiscal fourth quarter ended September 30, 2022 was 25.6%, down 1 percentage point, or 100 basis points, as compared with 26.6% for the fourth quarter of fiscal 2021. The differences in professional contract staffing services gross margins for fiscal 2022 and 2021 periods presented were largely the result of changes in the mix of specialties, bill rates and spreads among the periods in the normal course of business.

Our industrial contract staffing services gross margin for the fiscal year ended September 30, 2022 was 15.4%, down 6.9 percentage points, or 690 basis points, as compared with 22.3% for fiscal 2021. Our industrial contract staffing services gross margin for the fourth quarter of fiscal 2022 was 15.1%, up 1.6 percentage points, or 160 basis points, as compared with 13.5% for the fourth quarter of fiscal 2021. Industrial contract staffing services gross margins are materially impacted by charges or credits associated with changes in the estimated amounts of return premiums the Company is eligible to receive under the Ohio Bureau of Workers’ Compensation retrospectively rated insurance program. The industrial services gross margins normalized for the effects of these items were 14.9% for both fiscal years ended September 30, 2022 and 2021, and 15.2% and 15.0% for the fiscal fourth quarters ended September 30, 2022 and 2021, respectively.

Selling, general and administrative expenses (SG&A) for the fiscal year ended September 30, 2022 were $51.9 million, up $10.2 million, or 25%, as compared with $41.7 million, for fiscal 2021. SG&A for the fiscal fourth quarter ended September 30, 2022 was $14.5 million, up $2.6 million, or 22%, as compared with $11.9 million for fiscal fourth quarter of 2021.  The ratios of SG&A-to-revenues for the fiscal years ended September 30, 2022 and 2021 were 31.4% and 28.0%, respectively, and were 34.8% and 28.6% for the fiscal 2022 and 2021 fourth quarters, respectively. Higher compensation expenses and inflationary increases in other operating costs accounted for significant portions of the increases in SG&A expenses and ratios for the fiscal 2022 year and fourth quarter over those for the comparable fiscal 2021 periods. Incentive compensation, including commissions and bonuses, increased due to the significant growth and improvements in production and operating results in fiscal 2022. In addition, the Company invested in and added sales and recruiting talent in the professional services businesses during fiscal 2022 to support its current and future growth. The fiscal 2022 full year SG&A also included $0.8 million in charges associated with two former positions that were eliminated, an increase of $0.4 million in bad debt expense associated with a sole industrial staffing services former customer, and a $1.0 million settlement of a legal matter.

4

Income from operations for the fiscal year ended September 30, 2022 was $3.8 million, down $2.7 million when compared with income from operations of $6.5 million for the fiscal year ended September 30, 2021. The Company had a loss from operations for the fourth quarter of fiscal 2022 of $0.2 million, compared with income from operations of $2.3 million for the fourth quarter of fiscal 2021.  In addition to the cumulative effect of the items discussed above, income from operations for the fiscal year ended September 30, 2022 was reduced by a non-cash goodwill impairment charge of $2.2 million incurred in the first fiscal 2022 quarter ended December 31, 2021. Offsetting these reductions in net operating income (loss), amortization expense decreased approximately $0.6 million and $0.3 million during the fiscal 2022 full year and fourth quarter, respectively, as certain of the Company’s identifiable intangible assets became fully amortized during fiscal 2022 and fiscal 2021.

Net income for the fiscal year ended September 30, 2022 was $19.6 million, or $0.17 per diluted share, up $19.6 million, and $0.17 per diluted share, as compared with near breakeven amounts for the fiscal year ended September 30, 2021.  The Company reported a net loss for the fourth quarter of fiscal 2022 of $0.8 million, or $0.1 per diluted share, compared with net income of $3.0 million, or $0.03 per diluted share, for the fourth quarter of fiscal 2021.  Net income for fiscal 2022 included net gains on the extinguishment of the Company’s remaining four former PPP loans of $16.8 million.  The matters discussed with regard to SG&A and income (loss) from operations above, also were significant factors resulting in the net income (loss) and related per diluted share amounts reported in the full year and fourth quarter of fiscal 2022, as compared with the comparable full year and fourth quarter of fiscal 2021.

Net income adjusted for the effects of non-recurring, non-cash and/or other gain or loss items, including gains from the forgiveness of PPP loans (“adjusted net income (loss)”, a non-GAAP financial measure) for the fiscal year ended September 30, 2022 was $7.7 million, or $0.07 per diluted share, compared with $1.9 million, or $0.03 per diluted share, for the fiscal year ended September 30, 2021.  Adjusted net loss for the fourth quarter of fiscal 2022 was $0.4 million, or $0.00 per diluted share, compared with adjusted net income of $2.0 million, or $0.02 per diluted share for the fourth quarter of fiscal 2021.  (See Reconciliation of Net Income (Loss) to non-GAAP adjusted Net Income (Loss), which is attached to and forms part of this press release).

Earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted to eliminate noncash stock and stock option expenses, acquisition, integration and restructuring expenses, gain on extinguishment of debt and other gains and losses (“adjusted EBITDA”, a non-GAAP financial measure) for the fiscal year ended September 30, 2022 was $12.5 million, up $0.2 million, or 2%, as compared with $12.3 million for the fiscal year ended September 30, 2021. Adjusted EBITDA for the fourth quarter of fiscal 2022 was $1.0 million, down $2.6 million, or 72%, as compared with $3.6 million for the fourth quarter of fiscal 2021.  (See Reconciliation of Net Income (Loss) to non-GAAP adjusted EBITDA, which is attached to and forms part of this press release).

Free cash flow (a non-GAAP financial measure comprised of net cash flow from operating activities, less capital expenditures) for the fiscal year ended September 30, 2022 was $8.9 million, up $8.7 million, as compared with $0.2 million for the fiscal year ended September 30, 2021. The substantial improvement in free cash flow is mainly due to the elimination of the Company’s former high-cost debt during fiscal 2021. (See Reconciliation of Cash Flow from Operating Activities to non-GAAP Free Cash Flow, which is attached to and forms part of this press release).

5

During the fiscal year ended September 30, 2022, the Company received forgiveness from the U.S. Small Business Administration (“SBA”) of its four remaining PPP loans and accrued interest for GEE Group Inc. and its operating subsidiaries, BMCH, Inc., SNI Companies, Inc. and Paladin Consulting Inc., in the aggregate amount of $16.8 million, resulting in recognition of corresponding gains on the extinguishment of debt.  During the fiscal year ended September 30, 2021, the PPP loans and accrued interest for operating subsidiaries Access Data Consulting Corporation, Agile Resources, Inc., Triad Logistics, Inc., Triad Personnel Services, Inc. and Scribe Solutions, Inc. in the aggregate amount of $3.5 million were forgiven by the SBA, resulting in recognition of corresponding gains on the extinguishment of debt of which $1.2 million was recognized in the fourth quarter of fiscal 2021.

Management Comments

Derek E. Dewan, Chairman and Chief Executive Officer of GEE Group, commented, "We are very proud of the outstanding results achieved by our people for fiscal 2022, especially considering the challenging environment of inflation and volatility in the economy and workforce. Collectively, we were able to take advantage of these conditions and turn in a solid performance with revenue growth, strong margins, solid earnings and free cash flow. We generated approximately $9 million in free cash flow and ended fiscal 2022 with cash on hand of $18.8 million, net working capital of $26.6 million, availability under our bank ABL facility of $15.4 million and zero long term debt.

Mr. Dewan added, "Fiscal 2022 was a very good year, not only for our outstanding financial performance, but also for positioning ourselves to take advantage of future opportunities and to be prepared to navigate successfully through any economic turbulence. I am very confident in our outstanding, dedicated, hard-working associates and their ability to meet the ever-increasing and evolving demands of our customers for highly skilled permanent and contract workers. Our client service professionals recruit and deploy the best talent and demonstrate daily their ability to adapt and meet our clients’ needs. Despite the macroeconomic challenges and headwinds predicted for this winter and 2023, we are cautiously optimistic and expect that there will be many opportunities for the Company to place contract and permanent workers at customers. The flexible, on-demand work force needs of corporate America remain strong amongst the backdrop of a continuing tight labor market. The environment of dynamic changes in the way our country works has created a “new normal” that bodes well for GEE Group and the staffing industry as a whole."

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Additional Information to Consider in Conjunction with the Press Release

The aforementioned 2022 Fiscal Full Year and Fourth Quarter Highlights and Results should be read in conjunction with all of the financial and other information included in GEE Group's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Forms 8-K and 8-K/A, Registration Statements and Amendments on Forms S-1 and S-3, and Information Statements on Schedules 14A and 14C, filed with the SEC, the discussion of financial results in this press release, and the information included herein regarding the use of non-GAAP financial measures and the related schedules attached hereto which reconcile the related items prescribed by accounting principles generally accepted in the United States (“GAAP” or “U.S GAAP”) to the non-GAAP financial information presented herein. These non-GAAP financial measures are not a substitute for the comparable measures prescribed by GAAP as further discussed below in this press release.  See "Use of Non-GAAP Financial Measures" and the reconciliations of Non-GAAP Financial Measures used in this press release with the Company’s corresponding financial measures presented in accordance with U.S. GAAP below.

Financial information provided in this press release also may consist of or refer to estimates, projected or pro forma financial information and certain assumptions that are considered forward looking statements, are predictive in nature and depend on future events, and any such predicted or projected financial or other results may not be realized nor are they guarantees of future performance.  See "Forward-Looking Statements" below which incorporates "Risk Factors" related to the COVID-19 pandemic and other potential items which may possibly have a negative effect on the Company's business.

Use of Non-GAAP Financial Measures

The Company discloses certain non-GAAP financial measures in this press release, including Adjusted Net Income (Loss), EBITDA, Adjusted EBITDA and Free Cash Flow.  Management and the board of directors use and refer to these non-GAAP financial measures internally as a supplement to financial information presented in accordance with U.S. GAAP.  Non-GAAP financial measures are used for purposes of evaluating operating performance, financial planning purposes, establishing operational and budgetary goals, compensation plans, analysis of debt service capacity, capital expenditure planning and determining working capital needs.  The Company also believes that these non-GAAP financial measures also are considered useful by investors.

Non-GAAP Adjusted Net Income (Loss) is defined as Net Income (Loss) adjusted for non-cash stock compensation expenses, acquisition, integration, restructuring and other non-recurring expenses, capital markets-related expenses, gains or losses on extinguishment of debt and noncash goodwill impairment charges.

Non-GAAP EBITDA is defined as net income (loss) before interest, taxes, depreciation and amortization.  Non-GAAP adjusted EBITDA is defined as EBITDA, adjusted for the same items used to derive non-GAAP adjusted net income (loss).   Non-GAAP free cash flow is defined as cash flow from operating activities, less capital expenditures.  Non-GAAP adjusted net income (loss), EBITDA, adjusted EBITDA and free cash flow are not terms proscribed or defined by GAAP and, as a result, the Company's measure of them may not be comparable to similarly titled measures used by other companies. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP financial measures discussed above should be considered in addition to, and not as substitutes for, nor as being superior to net income (loss) reported in the consolidated statements of income, cash and cash flows reported in the consolidated statements of cash flows, or other measures of financial performance reflected in the Company's consolidated financial statements prepared in accordance with U.S. GAAP included in Form 10-K and Form 10-Q for their respective periods filed with the SEC, which should be read and referred to in order to obtain a comprehensive and thorough understanding of the Company's financial results.

The reconciliations of net income (loss) to non-GAAP adjusted net income, net income (loss) to non-GAAP EBITDA and non-GAAP adjusted EBITDA, and cash flows from operating activities to non-GAAP free cash flows referred to in the highlights or elsewhere in this press release are provided in the following schedules that also form a part of this press release.

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Reconciliation of Net Income (Loss) to
Non-GAAP Adjusted Net Income (Loss)
Twelve Month Periods Ended September 30,
(In thousands)
	2022	2021
Net income	$19,599	$6
Non-cash stock compensation	635	970
Gains on PPP loan forgiveness	(16,773)	(3,456)
Non-cash goodwill impairment charge	2,150	-
Settlement of legal matter	975	-
Severance agreement	838	-
Acquisition, integration & restructuring	246	414
Losses on debt extinugishments	-	4,004
Other losses (gains)	1	(2)
Non-GAAP adjusted net income	$7,671	$1,938

Reconciliation of Net Income (Loss) to
Non-GAAP Adjusted Net Income (Loss)
Fiscal Fourth Quarters Ended September 30,
(In thousands)
	2022	2021
Net income (loss)	$(789)	$2,993
Non-cash stock compensation	167	135
Gains on PPP loans forgiven	-	(1,220)
Acquisition, integration & restructuring	188	74
Other losses (gains)	1	(2)
Non-GAAP adjusted net income	$(433)	$1,980

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Reconciliation of Net Income (Loss) to
Non-GAAP EBITDA and Adjusted EBITDA
Fiscal Years Ended September 30,
(In thousands)
	2022	2021
Net income	$19,599	$6
Interest expense	377	5,878
Interest income	(16)	-
Income taxes	588	58
Gains on PPP loan forgiveness	(16,773)	(3,456)
Losses on debt extinguishments	-	4,004
Depreciation	371	311
Amortization	3,469	4,089
Non-cash goodwill impairment charge	2,150	-
Non-GAAP EBITDA	9,765	10,890
Non-cash stock compensation	635	970
Settlement of legal matter	975	-
Severance agreement	838	-
Acquisition, integration & restructuring	246	414
Other losses (gains)	1	(2)
Non-GAAP adjusted EBITDA	$12,460	$12,272

Reconciliation of Net Income (Loss) to
Non-GAAP EBITDA and Adjusted EBITDA
Fiscal Fourth Quarters Ended September 30,
(In thousands)
	2022	2021
Net income (loss)	$(789)	$2,993
Interest expense	76	119
Interest income	(16)	-
Income taxes	529	365
Gains on PPP loan forgiveness	-	(1,220)
Depreciation	95	83
Amortization	720	1,015
Non-GAAP EBITDA	615	3,355
Non-cash stock compensation	167	135
Severance agreement	-	-
Acquisition, integration & restructuring	188	74
Other losses (gains)	1	(2)
Non-GAAP adjusted EBITDA	$971	$3,562

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Reconciliation of Net Cash from Operating Activities to
Non-GAAP Free Cash Flow
Fiscal Years Ended September 30,
(In thousands)
	2022	2021
Net cash provided by operating activities	$9,229	$370
Acquisition of property and equipment	(328)	(126)
Free Cash Flow	$8,901	$244

Reconciliation of Net Cash from Operating Activities to
Non-GAAP Free Cash Flow
Fiscal Fourth Quarters Ended September 30,
(In thousands)
	2022	2021
Net cash provided by operating activities	$1,411	$2,646
Acquisition of property and equipment	(103)	(58)
Free Cash Flow	$1,308	$2,588

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GEE GROUP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands except per share data)

	Year Ended September 30,
	2022	2021
NET REVENUES:
Contract staffing services	$138,507	$129,802
Direct hire placement services	26,605	19,078
NET REVENUES	165,112	148,880

Cost of contract services	103,434	96,339
GROSS PROFIT	61,678	52,541

Selling, general and administrative expenses	51,913	41,651
Depreciation expense	371	311
Amortization of intangible assets	3,469	4,089
Goodwill impairment charge	2,150	-
INCOME FROM OPERATIONS	3,775	6,490
Gain (loss) on extinguishment of debt	16,773	(548)
Interest income	16	-
Interest expense	(377)	(5,878)
INCOME BEFORE INCOME TAX PROVISION	20,187	64
Provision for income tax expense	588	58
NET INCOME	$19,599	$6

BASIC EARNINGS PER SHARE	$0.17	$0.00
DILUTED EARNINGS PER SHARE	$0.17	$0.00

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	114,139	60,594
DILUTED	114,890	61,948

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GEE GROUP INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	September 30,
ASSETS	2022	2021
CURRENT ASSETS:
Cash	$18,848	$9,947
Accounts receivable, less allowances ($738 and $286, respectively)	22,770	23,070
Prepaid expenses and other current assets	604	668
Total current assets	42,222	33,685
Property and equipment, net	1,140	765
Goodwill	61,293	63,443
Intangible assets, net	11,285	14,754
Right-of-use assets	2,830	3,920
Other long-term assets	784	1,022
TOTAL ASSETS	$119,554	$117,589

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,958	$2,257
Accrued compensation	5,750	6,413
Current Paycheck Protection Program loans	-	16,741
Current operating lease liabilities	1,333	1,681
Other current liabilities	5,538	4,065
Total current liabilities	15,579	31,157
Deferred taxes	528	591
Noncurrent operating lease liabilities	1,889	3,006
Other long-term liabilities	555	2,066
Total liabilities	18,551	36,820

Commitments and contingencies (Note 13)

SHAREHOLDERS' EQUITY:
Common stock, no-par value; authorized - 200,000 shares; issued and outstanding - 114,450 shares at September 30, 2022 and 114,100 shares at September 30, 2021	112,051	111,416
Accumulated deficit	(11,048)	(30,647)
Total shareholders' equity	101,003	80,769
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$119,554	$117,589

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About GEE Group

GEE Group Inc. is a provider of specialized staffing solutions and is the successor to employment offices doing business since 1893. The Company operates in two industry segments, providing professional staffing services and solutions in the information technology, engineering, finance and accounting specialties and commercial staffing services through the names of Access Data Consulting, Agile Resources, Ashley Ellis, General Employment, Omni-One, Paladin Consulting and Triad. Also, in the healthcare sector, GEE Group, through its Scribe Solutions brand, staffs medical scribes who assist physicians in emergency departments of hospitals and in medical practices by providing required documentation for patient care in connection with electronic medical records (EMR). Additionally, the Company provides contract and direct hire professional staffing services through the following SNI brands: Accounting Now®, SNI Technology®, Legal Now®, SNI Financial®, Staffing Now®, SNI Energy®, and SNI Certes.

Forward-Looking Statements

In addition to historical information, this press release contains statements relating to possible future events and/or the Company's future results (including results of business operations, certain projections, future financial condition, pro forma financial information, and business trends and prospects) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, (the "Exchange Act"), and the Private Securities Litigation Reform Act of 1995 and are subject to the "safe harbor" created by those sections. The statements made in this press release that are not historical facts are forward-looking statements that are predictive in nature and depend upon or refer to future events. Such forward-looking statements often contain, or are prefaced by, words such as "will", "may," "plans," "expects," "anticipates," "projects," "predicts," “pro forma”, "estimates," "aims," "believes," "hopes," "potential," "intends," "suggests," "appears," "seeks," or variations of such words or similar words and expressions. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and, consequently, as a result of a number of factors, the Company's actual results could differ materially from those expressed or implied by such forward-looking statements. The international pandemic, the “Novel Coronavirus” (“COVID”-19), has been detrimental to and may continue to negatively impact and disrupt the Company’s business operations. The health outbreak has caused a significant negative effect on the global economy, employment in general including the lack of demand for the Company’s services which is exacerbated by government and client directed “quarantines”, “remote working”, “shut-downs” and “social distancing”. There is no assurance that conditions will not persist or worsen and further negatively impact GEE Group. Certain other factors that might cause the Company's actual results to differ materially from those in the forward-looking statements include, without limitation: (i) the loss, default or bankruptcy of one or more customers; (ii) changes in general, regional, national or international economic conditions; (iii) an act of war or terrorism, industrial accidents, or cyber security breach that disrupts business; (iv) changes in the law and regulations; (v) the effect of liabilities  and other claims asserted against the Company including the failure to repay indebtedness or comply with lender covenants including the lack of liquidity to support business operations and the inability to refinance debt, failure to obtain necessary financing or the inability to access the capital markets and/or obtain alternative sources of capital; (vi) changes in the size and nature of the Company's competition; (vii) the loss of one or more key executives; (viii) increased credit risk from customers; (ix) the Company's failure to grow internally or by acquisition or the failure to successfully integrate acquisitions; (x) the Company's failure to improve operating margins and realize cost efficiencies and economies of scale; (xi) the Company's failure to attract, hire and retain quality recruiters, account managers and salesmen; (xii) the Company's failure to recruit qualified candidates to place at customers for contract or full-time hire; (xiii) the adverse impact of geopolitical events, government mandates, natural disasters or health crises, force majeure occurrences, global pandemics such as the deadly “coronavirus” (COVID-19) or other harmful viral or non-viral rapidly spreading diseases and such other factors as set forth under the heading "Forward-Looking Statements" in the Company's annual reports on Form 10-K, its quarterly reports on Form 10-Q and in the Company's other filings with the Securities and Exchange Commission (SEC). More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to publicly update, revise, or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact:

GEE Group Inc.

Kim Thorpe

904.512.7504

invest@geegroup.com

SOURCE: GEE Group Inc.

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